EXHIBIT 13.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of Sapiens International Corporation N.V. (the “Company”) for the period ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Elior Brin, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 28, 2007

By: /s/ Elior Brin —————————————— Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Sapiens International Corporation N.V. and will be retained by Sapiens International Corporation N.V. and furnished to the Securities and Exchange Commission or its staff upon request.